Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-90462, 333-90464, 333-175239, 333-198256, and 333-219106 on Form S-8 and 333-228390 on Form S- 3 of our reports dated February 26, 2021, relating to the financial statements of ICU Medical, Inc. and subsidiaries and the effectiveness of ICU Medical Inc. and subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
February 26, 2021